Exhibit 23

Consent of BDO Seidman, LLP, Independent Auditors

American Spectrum Realty, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-101154) of American Spectrum Realty, Inc. of our report dated March 15, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

Dallas, Texas

March 15, 2003